Exhibit 99.2

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between Denis J. Duncan (“Employee”) and CapStar Bank (“Company”) with respect to Employee’s separation of employment with the Company.

WHEREAS, Employee has been employed by the Company, and the decision has been made to end Employee’s employment with the Company;

WHEREAS, Employee and the Company desire to resolve fully and finally all issues between them that might arise out of Employee’s employment with the Company, Employee’s separation of employment with the Company, and/or any other events occurring on or prior to the date of his execution of this Agreement;

THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, Employee and the Company agree as follows:

1. Employee’s employment with the Company will end effective February 10, 2022 (“Separation Date”).

2. Consideration.

The Company and Employee agree that after the Company receives the signed original of this Separation Agreement and General Release from Employee, and after the expiration of the seven-day revocation period described in Section 12 below, then:

(a) In addition to any other consideration due to Employee for accrued salary or vacation due with respect to service prior to the Separation Date, Employee shall receive: 1) one-times salary plus annual target bonus within 30 days of Separation Date and 2) full participation in the 2020-2022 LTIP plan to be awarded in January of 2023; which he would not otherwise be entitled to receive, less required payroll and withholding taxes and other legal deductions, to be paid to Employee in accordance with the Company’s regular payroll practices beginning on the first regular payroll date following the Company’s receipt of this signed Agreement and the expiration of the seven day revocation period described in Section 12. The payments will be made in the event Employee signs this Agreement and does not revoke this Agreement, and is contingent upon Employee’s continued compliance with the terms of this Agreement. Employee agrees that he would not be entitled to receive the above payments if not for his signing this Agreement, and that his failure to comply with this Agreement will result in him being required to return any and all payments received after such breach occurred in addition to being liable for any damages suffered by the Company, including but not limited to any attorneys’ fees it incurred in enforcing the Agreement.

(b) Employee acknowledges that he has received any and all other compensation owed to him under any applicable laws or agreements with the Company, including but not limited to any

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salary, bonuses, or retention payments, and that he shall not be entitled to any other benefits or compensation at any time after the Separation Date. Employee shall not be eligible for any benefits of any kind provided by the Company after the Separation Date, including but not limited to any health, life, dental, or other insurance benefits.

3. Complete Release

(a) In General: In exchange for the Company’s promises contained in this Agreement, Employee agrees irrevocably and unconditionally, completely and forever, to release, indemnify, and hold harmless any and all Released Parties from and against any and all Claims that he may now have or claim to have, or may in the future have or claim to have, against the Released Parties as set forth in this Section 3 arising out of his/her employment with the Company or the termination thereof.

(b) Released Parties: The Released Parties are the Company and all of its related companies, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit plans and programs (and the trustees, administrators, fiduciaries, and insurers of such plans and programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection.

(c) Claims Released: Employee understands and agrees that he/she is releasing all known and unknown claims, promises, causes of action, or similar rights of any type that she may have (the “Claims”) against the Company or any other Released Party, with the only exceptions being that he is not releasing any claim that relates to: (i) his right to enforce this Agreement; (ii) his right, if any, to claim government-provided unemployment benefits; or (iii) any rights or claims that may arise or accrue after he signs this Agreement. Employee further understands that the Claims he is releasing may arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), including, but by no means limited to:

Anti-discrimination statutes, such as the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; and any other federal, state, or local laws prohibiting employment or wage discrimination.

Federal employment statutes, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938 and state laws which regulate wage and hour

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matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans’ reemployment rights laws.

Other laws, such as any federal, state, or local laws providing workers’ compensation benefits, prohibiting wrongful or retaliatory discharge, otherwise restricting an employer’s right to terminate employees, or otherwise regulating employment; and any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith.

Tort and Contract Claims, such as claims for wrongful or retaliatory discharge, physical or personal injury, emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of express or implied contract, breach of covenants of good faith and fair dealing, and similar or related claims.

Examples of Released Claims include, but are not limited to: (i) Claims that in any way relate to Employee’s employment with the Company or any other Released Party, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that Employee has irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; or (iv) any Claims to attorneys’ fees or other indemnities.

(d) Unknown Claims: Employee understands that he is releasing Claims that he may not know about. That is his knowing and voluntary intent, even though he recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Agreement. Nevertheless, Employee is assuming that risk, and he agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly waives all rights he might have under any law that is intended to protect him/her from waiving unknown claims. Employee understands the significance of doing so.

4. Non-Disparagement

Employee promises and agrees that he has not made and will not make any statement, whether orally, in writing, or through any means or medium whatsoever, that could reasonably be construed as disparaging or denigrating the Company or its products, services, or employees, or any other Released Party, including but not limited to any comment to a customer/client or prospective customer/client of the Company that disparages or denigrates the Company or its products, services, or employees. Employee shall not under any circumstances make any negative statement, whether orally, in writing, or through any means or medium whatsoever, regarding the Company’s then current or former internal operations, policies, management, officers, employees, employment relationships, or financial or business condition. The Company agrees that its senior

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management over whom it exercises managerial control will not, within the course and scope of their employment, make any statement, whether orally, in writing, or through any means or medium whatsoever, that could reasonably construed as disparaging or denigrating about Employee.

This provision is not intended and does not operate to preclude Employee from reporting potential violations of law to governmental regulators or agencies (including but not limited to the Securities and Exchange Commission) or providing information regarding same, or to limit the information Employee shares with such entities.

5. Cooperation

Employee agrees to cooperate with the Company at its request in any subsequent litigation or business matters. If such cooperation is necessary, Employee will be compensated by the Company for his participation in such matters, at a reasonable amount agreeable to both parties. Additionally, Employee agrees to assist Company in any matters associated with the transition of his duties and obligations, as requested by Company, without additional compensation.

6. Additional Promises

Employee represents and agrees that he: (1) has thoroughly considered all aspects of this Agreement; (2) has carefully read and fully understands all of the provisions of this Agreement; (3) has been advised to consult an attorney of his choice before signing it; and (4) is voluntarily entering into this Agreement. Employee further understands that the Company is relying on this and all other representations he has made in this Agreement.

7. Successors and Assigns

This Separation Agreement and General Release is and will be binding on the parties, their heirs, administrators, representatives, executors, successors and assigns, and will benefit the parties, and their heirs and assigns.

8. Governing Law

This Separation Agreement and General Release will, in all respects, be interpreted, enforced and governed under the laws of Tennessee. The language of all parts of this Separation Agreement and General Release will, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any party.

9. Jurisdiction

The parties agree to submit to the personal jurisdiction of the federal or state courts governing Nashville, Tennessee, which will be the exclusive jurisdiction for any disputes arising from this Agreement.

10. Severability

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If any part of this Separation Agreement and General Release were to be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts will not be affected by such a determination, and the part determined to be illegal or invalid will be considered removed from this Separation Agreement and General Release.

11. Entire Agreement

This Separation Agreement and General Release describes the entire agreement between Employee and the Company except for as provided herein, and it completely supersedes any and all prior agreements or understandings between Employee and the Company on any subject covered by this Agreement.

12. Revocation Right

Pursuant to the Older Workers Benefit Protection Act of 1990, Employee understands that he/she has twenty-one (21) days in which to consider this Agreement. Any changes to this Agreement, whether substantive or not, do not restart the running of the twenty-one (21) day period. Even after signing this Agreement, Employee has seven (7) days to revoke this Agreement. This Agreement shall become effective and enforceable upon, and only upon, the day following the expiration of such seven (7) day revocation period (the “Effective Date”). If it is revoked by Employee within the seven (7) day revocation period, this Agreement shall immediately become null and void. The Company’s obligations under this Agreement shall not be binding upon the Company until the Effective Date.

13. Consultation with Attorney

Employee understands and acknowledges that he/she has been advised to consult, and has had the opportunity to consult, an attorney prior to signing this Separation Agreement and General Release. However, Employee recognizes that whether to do so is solely Employee’s decision.

Signatures on following page

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PLEASE READ THIS AGREEMENT CLOSELY, CONSIDER IT CAREFULLY, AND CONSULT AN ATTORNEY. THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

I UNDERSTAND AND AGREE TO ALL OF THE TERMS OF THIS SEPARATION AGREEMENT AND GENERAL RELEASE:

EMPLOYEE:

/s/ Denis J. Duncan February 10, 2022

Denis J. Duncan Date

FOR THE COMPANY:

/s/ Jennie O'Bryan February 10, 2022

Jennie O’Bryan Date

Chief Administrative Officer

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